Countrywide Financial Corporation
List of Subsidiaries

Exhibit 21

Entity	Entity Type	State
AWL of Massachusetts, Inc.	Corporation	Delaware
Balboa Insurance Company	Corporation	California
Balboa Insurance Group, Inc.	Corporation	California
Balboa Life & Casualty LLC	Limited Liability Company	Delaware
Balboa Life Insurance Company	Corporation	California
Balboa Life Insurance Company of New York	Corporation	New York
Balboa Life Insurance Company of South Carolina	Corporation	South Carolina
Balboa Lloyds Insurance Company	Corporation	Texas
Balboa Reinsurance Company	Corporation	Vermont
Balboa Texas Institutional Group, Inc.	Corporation	Texas
Balboa Warranty Services Corporation	Corporation	Vermont
CB Securities Holdings 1, Inc.	Corporation	Delaware
CB Securities Holdings 2, Inc.	Corporation	Delaware
CCM International Limited	Company	United Kingdom
CFC India Services Private Limited	Corporation	India
CFC International Mauritius Limited	Corporation	Mauritius
CHL Transfer Corp.	Corporation	Delaware
Countrywide Asset Management Corp.	Corporation	California
Countrywide Capital I	Business Trust	Delaware
Countrywide Capital II	Business Trust	Delaware
Countrywide Capital III	Business Trust	Delaware
Countrywide Capital IV	Business Trust	Delaware
Countrywide Capital Markets Asia Ltd.	Corporation	Cayman Islands
Countrywide Capital Markets, Inc.	Corporation	California
Countrywide Capital V	Business Trust	Delaware
Countrywide Capital VI	Business Trust	Delaware
Countrywide Commercial Real Estate Finance, Inc.	Corporation	California
Countrywide Field Services Corporation	Corporation	California
Countrywide Financial Holding Company, Inc.	Corporation	Delaware
Countrywide GP, Inc. (general partner of Countrywide Home Loans Servicing LP)	Corporation	Nevada
Countrywide Hillcrest I, Inc.	Corporation	California
Countrywide Home Loans of Minnesota, Inc.	Corporation	Minnesota
Countrywide Home Loans of Tennessee, Inc.	Corporation	Tennessee
Countrywide Home Loans of Texas, Inc.	Corporation	Texas
Countrywide Home Loans Servicing LP	Limited Partnership	Texas
Countrywide Home Loans, Inc.	Corporation	New York
Countrywide Insurance Agency of Massachusetts, Inc.	Corporation	Massachusetts
Countrywide Insurance Services of Texas, Inc.	Corporation	Texas
Countrywide Insurance Services, Inc.	Corporation	Arizona
Countrywide Insurance Services, Inc.	Corporation	California
Countrywide International Consulting Services, LLC	Limited Liability Company	Delaware
Countrywide International GP Holdings, LLC	Limited Liability Company	Delaware
Countrywide International Holdings, Inc.	Corporation	Delaware
Countrywide International Technology Holdings Limited	Company	Guernsey

Countrywide Investment Services, Inc.	Corporation	California
Countrywide JV Technology Holdings Limited	Company	Guernsey
Countrywide LFT LLC	Limited Liability Company	Delaware
Countrywide LP, Inc. (limited partner of Countrywide Home Loans Servicing LP)	Corporation	Nevada
Countrywide Management Corporation	Corporation	Delaware
Countrywide Mortgage Ventures, LLC	Limited Liability Company	Delaware
Countrywide Securities Corporation	Corporation	California
Countrywide Servicing Exchange	Corporation	California
Countrywide Sunfish Management LLC	Limited Liability Company	Delaware
Countrywide Tax Services Corporation	Corporation	California
Countrywide Warehouse Lending	Corporation	California
CSC Futures Inc.	Corporation	California
CTC Real Estate Services	Corporation	California
CW (UK) Services Limited	Company	United Kingdom
CW Insurance Investments, Inc.	Corporation	California
CW Securities Holdings, Inc.	Corporation	Delaware
CW TechSolutions Limited	Company	United Kingdom
CW UKTechnology Limited	Company	United Kingdom
CWABS II, Inc.	Corporation	Delaware
CWABS, Inc.	Corporation	Delaware
CWALT, Inc.	Corporation	Delaware
CWHEQ, Inc.	Corporation	Delaware
CWIBH, Inc.	Corporation	Delaware
CWMBS II, Inc.	Corporation	Delaware
CWMBS, Inc.	Corporation	Delaware
CWRBS, Inc.	Corporation	Delaware
DirectNet Insurance Agency of Arizona, Inc.	Corporation	Arizona
DirectNet Insurance Agency of Massachusetts, Inc.	Corporation	Massachusetts
DirectNet Insurance Agency, Inc.	Corporation	New York
DynamicDox.Com, Inc.	Corporation	California
Effinity Financial Corporation	Corporation	Delaware
GHL Mortgage Originations Limited	Company	United Kingdom
GHL Mortgage Services Limited	Company	United Kingdom
GHL Payment Transmission Limited	Company	United Kingdom
GHL Services Limited	Company	United Kingdom
GHL Technology Limited Partnership	Limited Partnership	English
Global Home Loans Limited	Company	United Kingdom
GlobaLoans International Technology Limited Partnership	Limited Partnership	English
GlobaLoans JV Limited Partnership	Limited Partnership	United Kingdom
HLTV Securitization Corporation	Corporation	Delaware
Insurance Automation Corporation	Corporation	California
LandSafe Appraisal Services, Inc.	Corporation	California
LandSafe Credit, Inc.	Corporation	California
LandSafe Flood Determination, Inc.	Corporation	California
LandSafe Services of Alabama, Inc.	Corporation	Alabama
LandSafe Services, Inc.	Corporation	Pennsylvania
LandSafe Title Agency of Ohio, Inc.	Corporation	Ohio

LandSafe Title of California, Inc.	Corporation	California
LandSafe Title of Florida, Inc.	Corporation	Florida
LandSafe Title of Maryland, Inc.	Corporation	Maryland
LandSafe Title of Texas, Inc.	Corporation	Texas
LandSafe Title of Washington, Inc.	Corporation	Washington
LandSafe, Inc.	Corporation	Delaware
Meritplan Insurance Company	Corporation	California
Newport Insurance Company	Corporation	Arizona
Newport Management Corporation	Corporation	California
Park Granada LLC	Limited Liability Company	Delaware
Park Monaco Inc. (fka CW Mortgage Finance Corp.)	Corporation	Delaware
Park Sienna LLC	Limited Liability Company	Delaware
ReconTrust Company, National Association	National Trust Bank	United States
The Countrywide Foundation	Non-profit Corporation	California
Treasury Bank, National Association	National Banking Association	United States
Trusite Real Estate Services, Inc.	Corporation	California
UKValuation Limited	Company	United Kingdom